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                                                                    EXHIBIT 23.1


                         CONSENT OF INDEPENDENT AUDITORS

     We consent to the incorporation by reference in this Registration Statement on Form S-8, relating to the Johnson & Johnson Stock Option Plan For Non-Employee Directors, of our reports dated January 20, 1997 on our audits of the consolidated financial statements and financial statement schedule of Johnson & Johnson and subsidiaries as of December 29, 1996 and December 31, 1995, and for each of the three fiscal years in the period ended December 29, 1996, which reports are incorporated by reference in the Annual Report on Form 10-K.


                                       /s/ Coopers & Lybrand L.L.P
                                       ----------------------------------------
                                       COOPERS & LYBRAND L.L.P.

  New York, New York
  May 13, 1997